IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                                     )     Chapter 11
                                          )
SLM INTERNATIONAL, INC.,                  )     Case No. 95-1313 (HSB)
                                          )
                  and                     )           and
                                          )
SPORT MASKA INC.,                         )     Case No. 95-1314 (HSB)
                                          )
                  and                     )           and
                                          )
MASKA U.S., INC.,                         )     Case No. 95-1315 (HSB)
                                          )
                  and                     )           and
                                          )
#1 APPAREL, INC.,                         )     Case No. 95-1316 (HSB)
                                          )
                  and                     )           and
                                          )
#1 APPAREL CANADA INC.,                   )     Case No. 95-1317 (HSB)
                                          )
                  and                     )           and
                                          )
ST. LAWRENCE MANUFACTURING                )
CANADA INC.,                              )     Case No. 95-1318 (HSB)
                                          )
                  and                     )           and
                                          )
MITCHEL & KING SKATES LIMITED,            )     Case No. 95-1319 (HSB)
                                          )
                              Debtors.    )


                      SECOND MODIFICATION TO FIRST AMENDED
                       JOINT CHAPTER 11 PLAN (AS MODIFIED)
                          Dated as of November 12, 1996


KASOWITZ, BENSON, TORRES            YOUNG, CONAWAY, STARGATT
 & FRIEDMAN LLP                      & TAYLOR
David M. Friedman                   Laura Davis Jones
David S. Rosner                     Robert S. Brady
Adam L. Shiff                       Rodney Square North
1301 Avenue of the Americas         P.O. Box 391
New York, New York 10019            Wilmington, Delaware 19899
(212) 506-1700                      (302) 571-6600

                CO-COUNSEL FOR DEBTORS AND DEBTORS-IN-POSSESSION

      SLM International, Inc., Sport Maska Inc., Maska U.S., Inc., #1 Apparel Inc., #1 Apparel Canada Inc., St. Lawrence Manufacturing Canada Inc. and Mitchel & King Skates Limited, the above-captioned debtors and debtors-in-possession by and through their undersigned counsel, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, hereby submit the following modifications to the First Amended Joint Plan of Reorganization (As Modified):

I.    The following language is added as Section 12.J. of the Plan:

12.J. CLAIMS AGAINST INSURERS: The Confirmation of the Plan and the discharge, release and injunction provisions set forth in the Plan in Sections 12.B., 12.C. and 12.D., respectively, shall in no way (i) release or discharge any of the Debtors' providers of insurance from liability, if any, for claims by any party, including, without limitation, the Debtors or any Claimant, which have been previously asserted, are pending, or may be asserted in the future (each an "Insurance Claim"), or (ii) enjoin any party, including without limitation, the Debtors or any Claimant, from asserting or otherwise pursuing or collecting on an Insurance Claim.





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




II. Section 12.D. of the Plan is amended by adding the following language after the words "Debtors" and "Reorganized Debtors" on the fifth line thereof:

(as a personal liability thereof)

Dated:      January 22, 1997

                                    YOUNG, CONAWAY, STARGATT &
                                      TAYLOR

                                    -------------------------------
                                    Laura Davis Jones (No. 2436)
                                    Robert S. Brady (No. 2867)
                                    Rodney Square North
                                    11th Floor
                                    Wilmington, Delaware 19899


                                    KASOWITZ, BENSON, TORRES &
                                      FRIEDMAN LLP
                                    David M. Friedman
                                    David S. Rosner
                                    Adam L. Shiff
                                    1301 Avenue of the Americas
                                    New York, New York  10019


                                    CO-COUNSEL FOR DEBTORS
                                    AND DEBTORS-IN-POSSESSION




                                    -3-